UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):               August 30, 1996



                            JUNGLE STREET, INC.
           (Exact name of registrant as specified in its charter)


       Utah                      0-27390                       87-0368236
 (State or other               (Commission                   (IRS Employer
 jurisdiction of               File Number)                Identification No.)
 incorporation or
  organization)


   215 Yakima Street, Wenatchee, WA                              98801
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number,
including area code:                                         (509) 664-9004

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

     (a)   Financial Statements of Business Acquired

     Pages 2 through 8 of this Form 8-K/A contain the audited financial statements of the registrant retroactively restated to include audited financial statements of Televar Northwest, Inc. for the two years ended June 30, 1996. The registrant's assets, liabilities and operations during this period were nominal. See Note 1 of Notes to Financial Statements.

     (b)   Pro Forma Financial Information

     The pro forma information required by Item 7(b) is satisfied by the restated financial statements identified in Item 7(a) above.

     (c)   Exhibits

     None

ITEM 8. CHANGE IN FISCAL YEAR
-----------------------------

     On November 12, 1996, the registrant determined to change its fiscal year from that used in its most recent filing with the Commission to a year ended June 30.

                            JUNGLE STREET, INC.

           including the accounts of its wholly-owned subsidiary
                          TELEVAR NORTHWEST, INC.

                             Table of Contents




Independent Auditors' Report .............................................1

Balance Sheet, June 30, 1996............................................2-3

Statements of Operations for the Years
  Ended June 30, 1995 and June 30, 1996...................................4

Statements of Stockholders' Deficit for the Years
  Ended June 30, 1995 and June 30, 1996.................................5-6

Statements of Cash Flows for the Years
  Ended June 30, 1995 and June 30, 1996.................................7-8

Notes to Financial Statements..........................................9-23

To the Board of Directors
Jungle Street, Inc.
Wenatchee, Washington

We have audited the balance sheet of Jungle Street, Inc., including the accounts of its wholly-owned subsidiary, Televar Northwest, Inc., as of June 30, 1996 and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 1996 and June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jungle Street, Inc., including the accounts of its wholly-owned subsidiary Televar Northwest, Inc., as of June 30, 1996, and the results of its operations and its cash flows for the years ended June 30, 1996 and June 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Jungle Street, Inc., and its wholly-owned subsidiary Televar Northwest, Inc., will continue as a going concern. As discussed in note 17 to the financial statements, the Company has accumulated losses, negative working capital, and a net capital deficit as of June 30, 1996, which raise substantial doubt about the ability to continue as a going concern. Management's plans in regard to these matters are also described in note
17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       MANTYLA, MCREYNOLDS & ASSOCIATES
                                       -----------------------------------
                                       Mantyla, McReynolds & Associates

Salt Lake City, Utah
October 24, 1996

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY-OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                               BALANCE SHEET
                               JUNE 30, 1996


                                   ASSETS
                                   ------

Current Assets
--------------
    Cash                                                                           $        9,435
    Accounts receivable, net of allowance for doubtful accounts of $38,462                 98,132
    Employee advances                                                                         667
    Prepaid insurance                                                                       4,275
    Deferred expenses - Note 6                                                             50,816
    Note receivable - Note 7                                                               20,000
    Current portion long-term notes receivable - Note 7                                    29,234
                                                                                   --------------

         Total Current Assets                                                             212,559


Property and Equipment - Note 5
----------------------
    Equipment and furniture                                                               441,098
    Equipment under capital lease                                                          83,877
    Vehicles                                                                               61,031
    Leasehold improvements                                                                 12,014
    Less: accumulated depreciation                                                        (72,693)
                                                                                   --------------

         Net Property and Equipment                                                       525,327


Other Assets
------------
    Goodwill - Note 8                                                                     125,405
    Deposits                                                                               21,224
    Notes receivable - Note 7                                                             111,000
    Less: current portion of notes receivable                                             (29,234)
                                                                                   --------------

         Total Other Assets                                                               228,395
                                                                                   --------------

    TOTAL ASSETS                                                                   $      966,281
                                                                                   ==============


               See accompanying notes to financial statements

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY-OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                               BALANCE SHEET
                               JUNE 30, 1996

                   LIABILITIES AND STOCKHOLDERS' DEFICIT
                   -------------------------------------

Current Liabilities
-------------------
    Accounts payable                                                              $       600,305
    Payroll taxes payable                                                                  41,117
    Wages payable                                                                          26,608
    Commissions payable                                                                     4,125
    Unearned fees - Note 6                                                                137,341
    Interest payable                                                                        3,825
    Notes payable - short-term - Notes 9, 10                                              132,435
    Current portion of long-term liabilities - Note 11                                     75,813
                                                                                  ---------------

         Total Current Liabilities                                                      1,021,569

Long-Term Liabilities
---------------------
    Notes payable - Note 11                                                               255,166
    Capital leases payable - Note 12                                                       64,247
    Less: current portion of long-term liabilities                                        (75,813)
                                                                                  ---------------

         Total Long-Term Liabilities                                                      243,600

    Total Liabilities                                                                   1,265,169

Stockholders' Deficit
---------------------
    Common stock - 50,000,000 shares authorized, $0.001 par,
     1,697,420 shares issued and outstanding - Notes 1,4,10,16,19                           1,697
    Additional paid-in capital                                                            376,057
    Stock held in trust - Note 1                                                          (70,000)
    Accumulated deficit                                                                  (606,642)
                                                                                  ---------------

         Total Stockholders' Deficit                                                     (298,888)

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $       966,281
                                                                                  ===============


               See accompanying notes to financial statements

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                          STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED JUNE 30, 1996 AND JUNE 30, 1995

                                                                           1996                               1995
                                                              -----------------                  -----------------
Revenues - Note 3                                             $       1,697,104                  $         392,803
Cost of sales                                                         1,453,733                            370,105
                                                              -----------------                  -----------------

Gross profit                                                            243,371                             22,698

Selling, general and administrative expenses                            578,600                            130,718
                                                              -----------------                  -----------------

Net loss from operations                                               (335,229)                          (108,020)

Other Income/(Expense):
-----------------------
    Interest income                                                       -0-                                  414
    Interest expense                                                    (53,690)                           (12,001)
    Other income                                                         21,655                             11,662
    Other expense                                                         -0-                              (11,930)
                                                              -----------------                  -----------------

    Total Other Income/(Expense)                                        (32,035)                           (11,855)
                                                              -----------------                  -----------------

Loss from continuing operations
  before income taxes                                                  (367,264)                          (119,875)

Provision for income taxes                                                -0-                                -0-

Loss from continuing operations                                        (367,264)                          (119,875)

Discontinued Operations:
------------------------
    Loss from discontinued operations                                     -0-                              (56,019)
    Gain from disposal of discontinued
      operations                                                          -0-                               69,562

    Total Discontinued Operations                                         -0-                               13,543

Net loss                                                      $        (367,264)                 $        (106,332)
                                                              =================                  =================

Loss per share:
    Loss from continuing operations                           $            (.34)                 $            (.24)
    Discontinued operations                                               -0-                                  .03
                                                              -----------------                  -----------------
    Net loss                                                  $            (.34)                 $            (.21)
                                                              =================                  =================

Weighted Average Number of Shares Outstanding                         1,069,261                            500,300
                                                              =================                  =================

              See accompanying notes to financial statements.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                     STATEMENT OF STOCKHOLDERS' DEFICIT
            FOR THE YEARS ENDED JUNE 30, 1996 AND JUNE 30, 1995


                                                                   ADDITIONAL         STOCK
                                         COMMON         COMMON        PAID-IN          HELD      ACCUMULATED     STOCKHOLDERS'
                                         SHARES          STOCK        CAPITAL      IN TRUST          DEFICIT           DEFICIT
------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1994                  500,300     $      500     $   78,931      $      0      $  (133,045)    $     (53,614)

Issued shares in exchange for
 services                                   100              0            100                                              100

Stock split                             979,700             98            (98)                                               0

Issued shares for purchase of
 equipment                               20,000              2         19,998                                           20,000

Net loss for the year ended
 June 30, 1995                                                                                      (106,332)        (106,332)

Adjustment to reflect the retro-
active restatement of capital
resulting from the merger of
Jungle Street, Inc. with Televar
Northwest, Inc.                        (999,800)          (100)           100
--------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                  500,300     $      500   $     99,031      $      0      $  (239,377)    $    (139,846)

Issued shares to officers &
 shareholders for services              150,418             15          1,489                                            1,504

Issued shares to employees for
 services                                49,000              5            485                                              490

Purchase of shares to be held
 in trust as security for a note
 payable                                                                            (70,000)                           (70,000)

Issued shares in exchange for
 services                               752,250             75          9,175                                            9,250

Issued shares for retirement
 of debt                                511,665             51        306,927                                          306,978

Issued shares in exchange for
 personal guaranty                      150,000             15            (15)                                               0

Issued shares for cash                   30,000              3         29,997                                           30,000

Redemption of shares to retire a
 receivable                            (326,667)           (33)       (69,967)                                         (70,000)

Net loss for the year ended
 June 30, 1996                                                                                      (367,264)         (367,264)


              See accompanying notes to financial statements.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                     STATEMENT OF STOCKHOLDERS' DEFICIT
            FOR THE YEARS ENDED JUNE 30, 1996 AND JUNE 30, 1995

                                                                   ADDITIONAL         STOCK
                                         COMMON         COMMON        PAID-IN          HELD      ACCUMULATED     STOCKHOLDERS'
                                         SHARES          STOCK        CAPITAL      IN TRUST          DEFICIT           DEFICIT
------------------------------------------------------------------------------------------------------------------------------
Adjustment to reflect the retro-
active restatement of capital
resulting from the merger of
Jungle Street, Inc. with Televar
Northwest, Inc.                      (1,316,666)    $     (132)    $      132                                     $           0
Issued shares of Jungle Street,
Inc. common stock for services        1,197,120          1,197         (1,197)                                                0
------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996                1,697,420     $    1,697     $  376,057      $(70,000)     $  (606,642)     $   (298,888)
==============================================================================================================================



              See accompanying notes to financial statements.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                          STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED JUNE 30, 1996 AND JUNE 30, 1995



                                                                                1996                         1995
                                                                          ----------------            -----------------
CASH FLOWS PROVIDED/(USED) BY OPERATING
ACTIVITIES
Net loss                                                                  $       (367,264)            $       (106,332)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization                                                     75,137                       16,335
  Issued  common stock in exchange for services and interest                        41,104                          100
  VAR notes received for territorial rights                                       (131,000)                           0
  Redeemed shares of common stock to retire receivable                             (70,000)                           0
  Allowance for bad debt                                                            28,027                       10,615
  Loss/(gain) on sales of assets                                                      (344)                       6,605
  (Increase)/decrease in:
    Accounts receivable                                                            (71,207)                      (2,132)
    Employee advances                                                                 (667)                         300
    Inventory                                                                            0                       63,306
    Prepaid insurance                                                               (2,744)                      (1,531)
    Deferred expenses                                                              (50,816)                           0
    Deposits                                                                       (19,000)                      (1,777)
  (Decrease)/increase in:
    Accounts payable                                                               506,232                       24,924
    Payroll taxes payable                                                           37,134                       (5,431)
    Sales tax payable                                                                    0                       (3,687)
    Wages payable                                                                   25,133                       (7,525)
    Accrued commissions                                                              4,125                            0
    Unearned fees                                                                  137,341                            0
    Accrued interest payable                                                         3,498                          324
                                                                          ----------------            -----------------
NET CASH PROVIDED/(USED) BY OPERATING ACTIVITIES                          $        144,689             $         (5,904)

CASH FLOWS PROVIDED/(USED) BY INVESTING
ACTIVITIES
  Purchases of equipment                                                  $       (399,052)            $        (24,345)
  Purchases of vehicles                                                            (61,031)                     (28,038)
  Purchases of leasehold improvements                                               (5,456)                      (4,832)
  Proceeds from disposal of assets                                                  24,340                       38,000
  Loans made                                                                             0                       (4,379)
  Collections on loans                                                               4,379                       59,387
  Goodwill                                                                        (128,255)                           0
                                                                          ----------------            -----------------
NET CASH PROVIDED/(USED) BY INVESTING ACTIVITIES                          $       (565,075)            $         35,793


              See accompanying notes to financial statements.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                          STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED JUNE 30, 1996 AND JUNE 30, 1995

                                                                                1996                         1995
                                                                          ----------------            -----------------
CASH FLOWS PROVIDED/(USED) BY FINANCING
ACTIVITIES:
  New borrowings                                                          $        558,994             $         91,276
  Debt reduction                                                                  (100,609)                    (113,086)
  Purchase of treasury stock                                                       (70,000)                           0
  Issued shares of common stock for cash                                            30,000                            0
                                                                          ----------------            -----------------
NET CASH PROVIDED/(USED) BY FINANCING ACTIVITIES                          $        418,385             $        (21,810)

CASH AT BEGINNING OF YEAR                                                           11,436                        3,357
                                                                          ----------------            -----------------

CASH AT END OF YEAR                                                       $          9,435             $         11,436
                                                                          ================            =================

SUPPLEMENTAL DISCLOSURES
  Noncash investing and financing transactions:
    Equipment acquired by capital lease                                   $              0             $         83,878
    Equipment acquired by issuing shares of common stock                                 0                       20,000
    Notes payable retired by issuing shares of common stock                        277,118                            0

  Interest paid                                                           $         50,191             $         14,245
  Income taxes paid                                                                      0                            0


              See accompanying notes to financial statements.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

Note 1  Summary of Significant Accounting Policies
        ------------------------------------------

        Company Background/Basis of Presentation
        ----------------------------------------
        Jungle Street, Inc. was incorporated July 10, 1980, under the laws of the state of Utah. In August 1980, Jungle Street, Inc. acquired Utah real estate using the proceeds of a limited public offering conducted in Utah. From inception, Jungle Street, Inc. suffered losses from its real estate operations, and, in 1993, Jungle Street sold all of its Utah real estate and became an inactive corporation.

        On August 29, 1996 Jungle Street, Inc. merged with Televar Northwest, Inc., a Washington corporation. The merger was accomplished through Jungle Street, Inc.'s wholly owned subsidiary, a recently formed Washington corporation with the same name. The subsidiary was the Surviving corporation in the merger. However, because Jungle Street's assets, liabilities and operations are nominal, these financial statements include the activity of both Televar Northwest, Inc. and Jungle Street, Inc., retroactively restated to the beginning of the periods covered herein. Unless otherwise specifically stated, the combined companies are hereafter collectively referred to as the "Company."

        The Company is in the business of providing Internet access and long distance telephone service. The Company markets its services primarily through a network of Value Added Resellers ("VAR") in the geographical region of the northwestern United States. The VARS are assigned a specific territory from which they market the Company's services.

        In February, 1995, the Company disposed of its telephone equipment and servicing business. The Company has also been involved as a wholesaler of cellular telephone access. However, the Company's contract with its cellular telephone access provider has terminated. Although the Company may re-enter this segment of business, it is currently emphasizing Internet access and long-distance telephone service.

        Cash
        ----
        Cash consists of cash on hand and on deposit in commercial banks.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

Note 1  Summary of Significant Accounting Policies [continued]
        ------------------------------------------------------

        Depreciation
        ------------
        Property and equipment are stated at cost. Depreciation is provided using the straight-line basis over the useful lives of the related assets. The amounts reported as depreciation expense and accumulated depreciation include the amortization expense and accumulated amortization of equipment under capital lease. Expenditures for maintenance and repairs are charged to expense as incurred.

        Loss Per Share
        --------------
        Loss per common share is based on the weighted average number of common shares outstanding. Common stock equivalents have not been included in the computation as their effect would be antidilutive.

        Additional Paid-In Capital
        --------------------------
        The amount shown on the financial statements as additional paid-in capital consists of proceeds from the sale or issuance of common stock in excess of its par value, reduced by any direct expenses of such sales or issuances.

        Stock Held in Escrow
        --------------------
        The Company repurchased 326,666 shares of its common stock from a founding shareholder. The consideration given for said shares was $70,000. These shares are held in escrow as collateral for the repayment of a note with an original principal balance of $63,000 ($70,000 less a down payment of $7,000) and a remaining principal balance of $57,155 at June 30, 1996. See note 11.

Note 2  Discontinued Operations
        -----------------------
        On February 28, 1995, the Company discontinued its telephone equipment and servicing division by selling all of the assets, net of the related liabilities, of this division. There are no remaining assets or liabilities related to this division as of June 30, 1996. Any taxable gains reported in conjunction with this transaction are offset by net operating losses.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 3  Significant Concentrations of Risk
        ----------------------------------

        Credit Risk - The Company's primary operations are currently in the geographical region of the northwestern United States. Customers of the Company consist primarily of individuals who utilize the Internet access capabilities offered by the Company. The accounts receivable of the Company are unsecured.

        Revenue/Supplier Risk - Revenues for the year ended June 30, 1996 were from the following sources:

                Long Distance               $        646,884
                Internet Access                      549,563
                Value Added Resellers                447,940
                Cellular Access                       43,724
                Other                                  8,993
                                            ----------------
                                            $      1,697,104

        The Company's long distance business is dependant on its supplier of wholesale long distance service. Should the supplier terminate the Company's access capability, the Company would be forced to seek another supplier. In addition, the Company has located Value Added Resellers ("VAR") to market its Internet access in various geographical territories. The Company has received significant fees in conjunction with the VAR agreements sold for the year ended June 30, 1996. The Company's revenue from this segment is contingent on the Company's ability to continue to attract VARs.

        Netscape Communications provides the Internet software (See note
        13) the Company includes with its Internet installation package for its Internet Customers. Should the Company lose its rights to distribute this software, the Company would be required to substitute other Internet software which may not be as widely accepted as the Netscape software.

Note 4  Related Party Transactions
        --------------------------
        In conjunction with the merger described in notes 1 & 16, Jungle Street, Inc. issued 1,125,000 shares to consultants, who were shareholders of Jungle Street, Inc prior to the merger and who provided financial and other services to Jungle Street, Inc. The Company also agreed to reserve 750,000 shares of its common stock to be issued as commission to a consulting firm, which is owned and managed by shareholders of the Company, along with a payment of

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

Note 4  Related Party Transactions [continued]
        --------------------------------------

        $50,000 cash, in the event capital raising services performed by the consulting firm result in net proceeds to the Company of at least $1,000,000.

        On October 2, 1996, the Company loaned its president $12,000. The unsecured loan bears interest at 10 % per annum, payable in 26 equal semi-monthly installments of $515, commencing October 15, 1996, until paid in full. Said payments will be withheld from the President's semi-monthly payroll checks. There is no prepayment penalty.

Note 5  Property and Equipment
        ----------------------
        The major classes of assets as of the balance sheet date are as follows:

                                                                      Accumulated
                  Asset Class                               Cost      Depreciation           Method/Life
        ----------------------------------------    ------------      ------------       ---------------
        Equipment & furniture                       $    441,098       $    46,862       SL/5 & 10 years
        Equipment under capital lease                     83,877            19,731       SL/5 years
        Vehicles                                          61,031             4,563       SL/5 years
        Leasehold improvements                            12,014             1,537       SL/life of lease
                                                    ------------       -----------
             Total                                  $    598,020       $     2,693
                                                    ============       ===========


Note 6  Deferred Expenses/Unearned Income
        ---------------------------------

        Deferred Expenses - The Company pays commissions to its VARs at the time the monthly, quarterly, or annual fees are received by customers located in the VARs' assigned territory. These commissions are subject to offset if the underlying customers terminate Internet access service during a quarter or year for which the customer has prepaid and is due a refund. The Deferred Expenses account is comprised of those commissions still subject to offset. The Company recognizes the commission expenses paid when such commission is no longer subject to offset. Since all commissions will be paid within one year, the entire amount is considered a current asset.

        Unearned Income - The Company collects fees for its Internet access service under monthly, quarterly and annual billing programs. The Company has established an unearned fees account for recording the advance payments, which are amortized into earnings on a monthly basis as the services are provided.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

Note 7  Notes Receivable
        ----------------
        The Company has long and short-term notes receivable from VARS who have purchased rights to various territories. The notes are summarized as follows:

        Short-Term
        ----------

           Date of      Monthly      Interest      Original      Balance
             Note       Payment        Rate         Balance      6/30/96
           --------     -------      --------      --------      -------
           5/31/96       $500           0%         $20,000       $20,000

        This note has a balloon payment of $17,500 due December 15, 1996.

        Long-Term
        ---------

           Date of      Monthly      Interest      Original      Balance       Current
             Note       Payment        Rate         Balance      6/30/96       Portion
           --------     -------      --------      --------     --------      --------
           6/28/96       $3,227           10%      $100,000     $100,000      $ 27,452
           5/31/96          442           10%        11,000       11,000         1,782
                                                   --------     --------      --------
                                                   $111,000     $111,000      $ 29,234

Note 8  Goodwill
        --------
        In February, 1996, the Company entered into an agreement with a third party to purchase certain assets, primarily computer equipment, telephone equipment, and customer lists. The purchase price was $147,125, with $18,870 allocated to tangible assets and $128,255 to intangible assets (Goodwill). Goodwill, is specifically classified in this transaction as the customer base purchased by the Company. The useful life of the goodwill is determined to be 15 years, with amortization calculated accordingly. The balance as of June 30, 1996 is $125,405, net of accumulated amortization of $2,850. A down payment of $60,000 was made at the closing, with the adjustable balance of $87,125 to be paid over a term of thirty-six months at nine percent (9%) interest. See note 11.

Note 9  Notes Payable - Short-Term - Banks
        ----------------------------------
        The Company had a short-term note payable to a bank in the principal amount of $55,413, due August 15, 1996, and bears interest at 1.5% above the bank's index rate which was 9% at the loan's inception and 8.25% on March 20, 1996. The original note was entered into on June 8, 1995, with a maturity date of October 15, 1995. The note was renewed on October 15, 1995, January 15, 1996, and April 15, 1996, which resulted in the current due date of August 15,

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 9  Notes Payable - Short-Term - Banks [continued]
        ----------------------------------------------
        1996. Under the terms of the note, the interest rate would not decrease below 9%. The Company refinanced this note with a loan from another lender prior to the note's due date. See note 16. This note was secured by all accounts receivable, including all local, state, and federal tax refunds which may become due, and equipment then owned by the Company, or subsequently acquired. The security agreement was formalized with a financing statement [UCC-1]. The note was personally guaranteed by two officers/shareholders of the Company.

        The Company also had a short-term note payable to a bank in the original amount of $29,533, bearing interest at 11.99%, and requiring payments of $577 per month for a period of 72 months. The balance outstanding on June 30, 1996 was $4,272. The security for this loan was a vehicle. In January, 1996, an employee of the Company was involved in an accident with the vehicle wherein the vehicle was completely destroyed. The insurance company has made its final adjustment on the loss by making a joint payment to the Company and the secured bank. The shortfall from the insurance payment was $4,272 and was paid to the bank subsequent to June 30, 1996.

Note 10 Notes Payable - Short-Term - Individuals
        ----------------------------------------
        The Company has two short-term notes payable to individuals. One note was issued December 1, 1995, in the principal amount of $52,750, and bears interest at an effective rate of 22%, with the entire principal and interest due on March 1, 1996. The note was renewed for $52,750, and bears interest at 18% with the entire amount of principal and interest due August 31, 1996. When the note was renewed, a provision was added allowing for the conversion of the principal and interest of the note, in whole or in part, for common stock of the Company, at a conversion rate of $2.50 per share. Subsequent to June 30, 1996, the Company satisfied the note in full by paying $12,497.50 in cash and issuing 45,000 shares of common stock.

        The second note was issued on April 25, 1996, in the principal amount of $20,000, and bears interest at 18%, with entire principal and interest due on October 26, 1996. The note provides for the conversion of the principal and interest of the note, in whole or in part, for common stock of the Company, at the conversion rate of $2.50 per share, at the option of the note holder. If the note is held to maturity, the note could be converted for up to 8,720 shares of common stock. The Company is in default with respect to payments due under the note.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 11 Notes Payable - Long Term
        -------------------------
        The Company has several long term notes payable as follows:

        Note payable to an individual in the original amount of $63,000, bearing interest at 10%, and secured by 326,666 shares of the Company's common stock, which are held in escrow pending full payment of the note. The note requires monthly payments of $1,338 for a 60-month period December 1, 1995 and continuing through November 1, 2000. The outstanding balance at June 30, 1996 was $57,155.

        Unsecured note payable to a company in the original amount of $85,000, bearing interest at 8%, requiring monthly payments of $1,325 for an 84-month period beginning July 1, 1993 and continuing through June 1, 2000. The outstanding balance at June 30, 1996 was $54,267

        Note payable to a company in the original amount of $87,125, bearing interest at 9%, and partially secured by certain assets acquired under the agreement. The note requires monthly payments of $2,771 for a 36-month period commencing June 10, 1996 and continuing through May 10, 1999. The outstanding balance at June 30, 1996 was $85,454.

        Note payable to a finance company in the original amount of $30,375, bearing interest at 11%, and secured by a vehicle. The note requires monthly payments of $581 for a 72-month period commencing April 15, 1996 and continuing through March 15, 2002. The outstanding balance at June 30, 1996 was $29,148.

        Note payable to a finance company in the original amount of $30,370, bearing interest at 10.9%, and secured by a vehicle. The note requires monthly payments of $579 for a 72-month period commencing April 15, 1996 and continuing through March 15, 2002 . The outstanding balance at June 30, 1996 was $29,142.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 11 Notes Payable - Long Term [continued]
        -------------------------------------

        The following table sets forth the Company's principal obligations on long term notes payable for the coming five years:

                                                                                   Finance
                 Year       Individual          Company           Company            Total
           ----------      -----------      -----------       ----------       -----------
           1996-97         $    10,807      $    38,624       $    7,512       $    56,943
           1997-98              11,944           42,118            8,725            62,787
           1998-99              13,199           43,750            9,735            66,684
           1999-00              14,584           15,230           10,633            40,447
           2000-01               6,620             -0-            12,090            18,710
           Thereafter              -0-             -0-             9,595             9,595
                           -------------    -----------       ----------       -----------
                           $    57,154      $   139,722       $   58,290       $   255,166

Note 12 Capital Leases Payable
        ----------------------
        The Company has three capital leases which were utilized for the purchase of computer and telephone equipment used in their operations:


                                           Equipment              Monthly
                                         Under Lease              Payment
                                        ------------             --------
              Lease 1                   $     18,047             $    582
              Lease 2                         19,637                  490
              Lease 3                         46,193                1,243
                                        ------------             --------
                                        $     83,877             $  2,315

        The purchase option at the conclusion of each of the above lease arrangements are 10% of the leased equipment cost at inception ($1,805), one dollar, and one dollar, respectively. Amortization on capital lease assets for 1995-96 totaled $16,776. Accumulated amortization through June 30, 1996 totaled $19,731.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 12 Capital Leases Payable [continued]
        ----------------------------------
        The following table is a schedule by years of future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of June 30, 1996:

           Year ending June 30:
                  1997                                        $    27,779
                  1998                                             24,866
                  1999                                             19,549
                  2000                                              4,900
                  2001                                              -0-
                                                              -----------
           Total minimum lease payments                            77,094
           Less: Amount representing interest                     (12,847)

           Present value of net minimum lease payments        $    64,247
                                                              ===========

Note 13 License Agreement
        -----------------
        The Company has a non-exclusive, non-transferrable license ("License") from Netscape Communications to distribute Netscape Internet software in conjunction with the Company's Internet access service. The License authorizes the Company to distribute a minimum of 2,500 copies of said software during the one-year initial term of the agreement. At the conclusion of the initial year (Contract entered into December 8, 1995), the License shall automatically renew for successive one year periods, if, during the immediately preceding twelve months, the Company has paid Netscape for the minimum number of copies. As of the auditors' report date, the Company had already complied with the terms of the License for the initial year. Additional copies of the software may be licensed upon payment for said software in advance. After the initial year of the License, either party may terminate the License for "convenience" upon at least sixty days prior written notice.

Note 14 Miscellaneous Income
        --------------------
        Miscellaneous income is comprised primarily of income received as a result of the settlement of a dispute with one of the Company's suppliers and rental income from a sublease of previously occupied office space.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 15 Operating Leases
        ----------------
        The Company has a lease agreement for its principal offices at an initial rate of $1,800 per month, commencing March 15, 1995 and terminating March 15, 2005. The lease is renewable for an additional two years, providing the Company notifies lessor no later than thirty (30) days prior to March 15, 2000.

        Monthly rent payments shall increase by 5% on each anniversary date of the lease. Future minimum lease payments under this agreement are as follows:

                            Year                     Amount
                       -------------              -----------
                          1996-97                 $    13,058
                          1997-98                      24,211
                          1998-99                      25,421
                          1999-00                      26,693
                          2000-01                      28,027
                       Thereafter                     115,113
                                                  -----------
                                                  $   242,523
                                                  ===========

        The Company vacated offices at a previous location during 1995. There is currently a dispute with the landlord, that claims the Company is liable for lease payments through the term of the lease. As of the auditors' report date, no agreement had been reached, nor had a lawsuit been filed. The Company has accrued a provision of $40,000 in its accounts payable to cover any contingent liability associated herewith. Management contends that the landlord failed to work with willing and able successor tenants and continually failed to use reasonable efforts to mitigate damages. Management intends to vigorously contest liability under the lease agreement.

Note 16 Subsequent Events
        -----------------
        Merger With Jungle Street, Inc.- On August 29, 1996, Televar Northwest, Inc. merged with Jungle Street, Inc, a Washington corporation and wholly owned subsidiary of Jungle Street, Inc. a Utah corporation. The Washington corporation subsidiary was the Surviving corporation in this merger, and it changed its name to Televar, Inc.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 16 Subsequent Events [continued]
        -----------------------------
        Each common share of Televar Northwest, Inc. outstanding at the time of the merger was converted to five shares of common stock in Jungle Street. At the time of the merger, the Company had 2,363,655 shares issued and outstanding, which became 11,818,325 shares in the merger.

        In conjunction with the merger, Jungle Street, Inc. also issued 1,125,000 shares to consultants, who were shareholders of Jungle Street, Inc prior to the merger and who provided financial and other services to Jungle Street, Inc. The Company also agreed to reserve 750,000 shares of its common stock to be issued as commission to a consulting firm, which is owned and managed by shareholders of the Company, along with a payment of $50,000 cash, in the event capital raising services performed by the consulting firm result in net proceeds to the Company of at least $1,000,000.

        Bridge Loan - On September 25, 1996 the Company entered into a loan agreement with a lender for $500,000 in "bridge" financing. The loan bears interest at 18 % per annum and is secured by all assets, tangible and intangible, including trade secrets, either now owned or hereafter acquired, of the Company. There is no prepayment penalty. Additional security includes any rights of the Company to the receipt of money, either now existing or hereafter arising. Personal guaranties were provided by the Chief Executive Officer/Chairman and the President of the Company. The agreement requires a $20,000 loan fee and interest payments as follows:

                          October 1, 1996           $ 1,250
                          November 1, 1996            7,500
                          December 1, 1996            7,500
                          January 1, 1997             7,500

        The entire principal balance, together with all outstanding accrued interest is due and payable on or before the earlier of: 1) January 1, 1997 or 2) the closing of an offering of common stock and/or warrants in an amount greater than $2,000,000. However, the Company may, at its option, extend the due date up to April 1, 1997, if the Company is not in default under any of the terms or conditions of the agreement, and the Company pays a third party, designated by the lender, an extension fee of 1%, 1.5%, and 2% of the then outstanding balance, respectively, on or before January 1, 1997, February 1, 1997, March 1, 1997, along with the interest payment of $7,500.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 16 Subsequent Events [continued]
        -----------------------------
        In addition to the forgoing, the Company executed a Common Stock Purchase Warrant, entitling the lender to purchase 65,000 shares of common stock at an exercise price of $1.81 per share. The warrant may be exercised, in whole or in part, at any time through September 25, 2001. The lender has certain registration rights with respect to the shares.

        If the Company defaults on its obligations under the Bridge loan documents, the lender may convert its unpaid debt to unregistered and restricted shares of the Company at a rate of $0.75 per share.

        Short-Term Bank Loans - On July 1, 1996, the Company received a $200,000 line of credit from a bank with a maturity date of January 5, 1997. The loan interest rate was variable at 2 % over the bank's "index" rate, which was 8.25 % at the time of the loan closing. This loan was secured by all assets, tangible and intangible, of the Company. Concurrently, the Company received a $60,000 loan from the same bank, which was utilized to repay in full the bank loan described in note 9. These loans were paid in full from proceeds of the Bridge Loan discussed above.

        Promissory Note - The Company received a $100,000 loan from an individual on September 1, 1996. The loan bears interest at 18 % per annum, and is due and payable on the first day of each month, beginning October 1, 1996, with a maturity date of January 31, 1997. The lender also has the right to purchase common stock of the Company at the price of $1.00 per share, exercisable until June 30, 1997.

        Lease Agreements - Since June 30, 1996, the Company has entered into two lease agreements covering equipment used in the Company's operations. The first lease, executed July 11, 1996, is for a period of 36 months with monthly payments of $3,707. An option to purchase the equipment covered under the lease at the end of the lease term is available at an option price of $4,884. The second lease, executed August 6, 1996 is for a period of 36 months with monthly payments of $2,915. An option to purchase the equipment covered under the lease at the end of the lease term is available at an option price of $7,796.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 16 Subsequent Events [continued]
        -----------------------------
        Stock Incentive Plan - A Stock Incentive Plan ("Plan") was approved by the Board of Directors in September, 1996. The Plan has not yet been ratified by the shareholders of the Company. The purpose of the Plan is to attract and retain the services of selected employees, officers, directors, agents, consultants, advisors, distributors, and independent contractors.

        The shares to be offered under the Plan consist of the Company's common stock. The number of shares that may be issued under the Plan shall not exceed 3,000,000 shares. Common shares available under the Plan shall include authorized and unissued shares or reacquired shares. All awards granted under the Plan shall be nonassignable and nontransferable. Should any award offered under this Plan expire, terminate, or be canceled or forfeited, the unissued shares subject to such award shall again be available under the Plan.

        The duration of the Plan shall continue in effect until the earlier of: 1) ten years from the date of adoption by the Board of Directors, or 2) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. Termination of the Plan shall not affect any outstanding awards, nor the rights of the Company under the Plan.

        Restrictions: 1) No employee may be granted an award under the Plan if the aggregate fair market value, on the date of the grant, exceeds $100,000. 2) Any employee possessing more than 10 % of the voting power of all classes of stock of the Company may be granted an award under the Plan only if the option price is at least 110 % of the fair market value and the award is not exercisable after five years from the date it is granted. 3) The duration of awards granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no such award shall be exercisable after the expiration of 10 years from the dated it is granted. 4) The option price shall be determined by the Board of Directors at the time of grant.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996


Note 16 Subsequent Events [continued]
        -----------------------------
        Stock Appreciation Rights: The Board of Directors may grant stock appreciation rights in conjunction with the grant of a stock option or as a separate award. The holder of such grant shall be entitled to receive an amount equal in value to the excess of the fair market value of the common shares on the date of exercise over the fair market value on the date of the grant. Such awards may be paid in the form of common stock of the Company valued at fair market value, or cash, or a combination of cash and common stock. If stock appreciation rights are granted in conjunction with stock options, or vice versa, the grant of one shall be extended only to the same extent and conditions as the other. Upon the exercise of a stock appreciation right associated with a stock option, the related stock option terminates, or vice versa.

        Loan to Officer - On October 2, 1996, the Company loaned its president $12,000. The unsecured loan bears interest at 10 % per annum, payable in 26 equal semi-monthly installments of $515, commencing October 15, 1996, until paid in full. Said payments will be withheld from the President's semi-monthly payroll checks. There is no prepayment penalty.

Note 17 Liquidity
        ---------
        The Company has incurred substantial losses and has a net working capital deficit of $809,010 as of June 30, 1996. Financing the Company's operations to date has been primarily from the sale of capital stock and borrowings. The Company's ability to achieve a level of profitable operations and/or additional financing may impact the Company's ability to continue as it is presently organized. Resolution of this issue is dependent on management's plans to raise funding through the sale of its equity securities in a private placement or public offering.

Note 18 Accounting for Income Taxes
        ---------------------------
        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which is effective for fiscal years beginning after December 15, 1992. The Statement requires the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. For the year ended June 30, 1996, the Company had no significant income tax expenses due to operating losses incurred. Any deferred tax benefit arising from the operating losses carried forward would be offset entirely by a valuation allowance since it is less than likely that the Company will be sufficiently profitable in the future to take advantage of the losses carried forward.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

Note 19 Directors' Services Agreement
        -----------------------------
        Three of the Company's outside directors have agreed to serve as financial consultants of the Company in consideration for shares in the Company. The individuals received a total of 75,000 (25,000 each) shares in exchange for board services and 675,000 (50,000 each to two of the individuals and 575,000 to one of the individuals) shares for financial consulting services.

        These directors agreed to use their best efforts, expertise and contacts in the financial community to present potential financing sources to the Company and to otherwise assist the Company in its capital-raising efforts.

        At the time this agreement was executed, the Company had options to repurchase the shares issued in conjunction with the financial consulting services. However, in consideration for the personal guarantees of these directors on certain debts of the Company, the repurchase provision of this agreement was waived by the Company. These directors are now fully vested in these shares.

                            JUNGLE STREET, INC.
           INCLUDING THE ACCOUNTS OF ITS WHOLLY OWNED SUBSIDIARY
                          TELEVAR NORTHWEST, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               JUNE 30, 1996

                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JUNGLE STREET, INC.


                                  By: MARK D. HAMILTON
                                      ------------------------------------
                                      Mark D. Hamilton, President


Dated: November 12, 1996